Exhibit 10.1
SECOND AMENDMENT

TO
CARROLS RESTAURANT GROUP, INC.
2016 STOCK INCENTIVE PLAN
SECOND AMENDMENT (this “Amendment”) to the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as amended (the “Plan”). Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Plan.
WHEREAS, the Board of Directors (the “Board”) of Carrols Restaurant Group, Inc., a Delaware corporation (the “Company”), previously adopted the Plan, which was approved by the stockholders of the Company;
WHEREAS, pursuant to Section 11(b) of the Plan, the Board may amend the Plan; and
WHEREAS, all terms and conditions of the Plan, other than as specifically amended as set forth in this Amendment, shall remain in full force and effect;
NOW THEREFORE, the Plan is hereby amended as follows:
1.    The first sentence of Section 3 is hereby amended and restated in its entirety as follows:
“Subject to adjustment as provided in this Section 3, the aggregate number of shares of Stock which may be delivered under the Plan shall not exceed 7,500,000 shares.”
2.    Section 11(e) is hereby added as follows:
"(e)     Clawback; Forfeiture. Any Award granted pursuant to the Plan on or after June 18, 2021 will be subject to potential recovery by the Administrator to the extent the Participant is, or in the future becomes, subject to (i) the Company's Incentive Compensation Clawback Policy or any similar Company "clawback" or recoupment policy or policies that may be adopted by the Board or the Compensation Committee from time to time, or (ii) any law, rule or regulation which imposes mandatory recoupment, under the circumstances set forth in any such law, rule or regulation."
3.     This Amendment shall be effective upon approval of the stockholders of the Company at the Company’s 2021 Annual Meeting of Stockholders. If this Amendment is not so approved at such meeting, then the amendments to the Plan set forth herein shall be void ab initio. All terms and conditions of the Plan, other than as specifically amended as set forth in this Amendment, shall remain in full force and effect.

IN WITNESS WHEREOF, the Vice President, General Counsel and Secretary of the Company has executed this Amendment and certifies that the amendment to the Plan set forth above accurately reflects the amendment to the Plan adopted by the Board of Directors of the Company.

/s/ Jared L. Landaw
Jared L. Landaw
Vice President, General Counsel and Secretary

Dated: April 26, 2021